UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12015	23-2018365
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-639-4274

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 24, 2011, Healthcare Services Group, Inc. held its annual meeting of shareholders for the purposes of electing nine directors for a one-year term or until their successors are elected and qualified to fill the expiring terms of such directors.
All of the Company’s nominees for Director received the requisite plurality (i.e. the highest number of votes of the Company’s common stock in accordance with the bylaws of the Company and Section 1758 of the Pennsylvania Business Corporation Law) of the votes cast by the holders of shares present at the meeting in person or by proxy and entitled to vote thereon, and, accordingly, were elected to the Board of Directors for the ensuing year and until their successors are duly elected and qualified. The number of votes cast for and withheld from each nominee is set forth below:

	VOTES	VOTES
	FOR	WITHHELD
Daniel P. McCartney	39,885,753	17,100,118
Joseph F. McCartney	37,712,189	19,273,682
Robert L. Frome	38,768,700	18,217,171
Michael E. McBryan	37,943,836	19,042,036
Diane S. Casey	42,741,974	14,252,178
Robert J. Moss	39,432,901	17,561,251
John M. Briggs	28,448,552	28,545,600
Dino D. Ottaviano	42,728,623	14,265,529
Theodore Wahl	27,211,436	29,774,435

The proposal for the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2011 has received a plurality of the votes cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
62,472,513	975,963	29,036	-0-
The proposal to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
55,663,419	528,646	802,080	6,483,366
The proposal to recommend, by non-binding advisory vote, the frequency of the vote to approve the compensation of the named executive officers received the following votes (accordingly, the Shareholders approved a one year frequency):

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS	BROKER NON-VOTE
42,129,249	248,058	13,780,394	836,435	6,483,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.

May 26, 2011	/S/ Richard W. Hudson
Date	Chief Financial Officer and Secretary